Exhibit 3.148

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Cash America Net of Tennessee, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to:

CNU of Tennessee, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 31st day of August, A.D. 2011.

By:	/s/ CURTIS LINSCOTT
Authorized Person

Name:	J. Curtis Linscott
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Cash America Net of Kentucky, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to:

Cash America Net of Tennessee, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of May, A.D. 2011.

By:	/s/ J. Curtis Linscott
Authorized Person

Name:	J. Curtis Linscott
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of Cash America Net of Kentucky, LLC, dated as of July 5, 2007, is being duly executed and filed by Hurshell K. Brown, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq.).

ARTICLE 1

The name of the limited liability company formed hereby is Cash America Net of Kentucky, LLC.

ARTICLE 2

The address of its registered office in the State of Delaware is 615 South Dupont Hwy, Dover, Delaware 19901. The name of its Registered Agent at such address is Capitol Services, Inc.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ HURSHELL BROWN
Hurshell K. Brown
Authorized Person